UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN CONSENT STATEMENT

SCHEDULE 14A INFORMATION

Consent Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Consent Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

ZIOPHARM ONCOLOGY, INC.

(Name of Registrant as Specified in Its Charter)

ROBERT W. POSTMA

WATERMILL ASSET MANAGEMENT CORP.

JAIME VIESER

HOLGER WEIS

(Name of Persons(s) Filing Consent Statement, if Other Than the Registrant)

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WaterMill Asset Management Corp., together with the other participants named herein (collectively, “WaterMill”), has filed a definitive consent statement and accompanying WHITE consent card with the Securities and Exchange Commission to be used to solicit consents from shareholders of Ziopharm Oncology, Inc., a Delaware corporation (the “Company”), for a number of proposals, the ultimate effect of which, if successful, would be to reconstitute the Board of Directors of the Company (the “Board”) through the removal of four current members of the Board and the election of WaterMill’s three highly-qualified nominees.

Item 1: On November 25, 2020, WaterMill issued the following press release:

ISS Recommends Ziopharm Shareholders Vote for Change on WaterMill Asset Management’s WHITE Consent Card

A Leading Proxy Advisory Firm Supports the Addition of WaterMill Nominees Jaime Vieser and Holger Weis

Recommends for the Removal of Chairman Scott Tarriff and Director Elan Ezickson

Report Notes That “Additional Representation of Shareowners on the Board Appears Necessary in Order to Align the Board's Priorities with Shareholders”

WaterMill Urges Shareholders to Facilitate Truly Meaningful Change by Supporting All Five Proposals on the WHITE Consent Card, Including the Election of All Three of its Highly-Qualified Director Candidates: Jaime Vieser, Holger Weis and Robert Postma

WaterMill Asset Management Corp. (together with its affiliates, “WaterMill” or “we”), which collectively with the other participants in its consent solicitation beneficially owns approximately 3.3% of the outstanding shares of Ziopharm Oncology, Inc. (NASDAQ: ZIOP) (“Ziopharm” or the “Company”), today announced that Institutional Shareholder Services Inc. (“ISS”), a leading independent proxy voting advisory firm, recommends shareholders vote for boardroom change on the WHITE consent card. In particular, ISS supports the addition of two WaterMill nominees – Jaime Vieser and Holger Weis – to Ziopharm’s Board of Directors (the “Board”). ISS also recommends for the removal of two incumbents – Chairman Scott Tarriff and Director Elan Ezickson – from the Company’s Board.

Shareholders who agree that meaningful change is needed atop Ziopharm should vote on the WHITE consent card for all five of WaterMill’s proposals, including the addition of Robert Postma to the Board alongside Mr. Vieser and Mr. Weis. Learn more about our case for change and how to consent at www.FixZiopharm.com.

In its full report, ISS affirmed WaterMill’s case for change at Ziopharm1:

•	“The dissident campaign identifies a number of issues that have not been sufficiently addressed, including a need for improved sharing of information with investors, a pattern of lax governance, and poor handling of a material weakness in internal controls.”

•	“Responsibility for the board's dismissiveness of shareholder concerns, lax governance, and failure to hold management accountable falls primarily on the chairman of the board.”

_________________________

1 Permission to quote ISS was neither sought nor obtained. Emphases added.

•	“Removal of the remaining director who was re-elected by less than a majority of shares appears to be the logical place to start to create room for new shareholder representatives on the board.”

•	“The board's decision to appoint a new director while in the midst of a consent solicitation indicates a dismissive attitude toward the concerns raised by the dissident.”

•	“Similarly, the board's decision to wait until the completion of the company's next audit to report on its efforts to remediate the internal controls weakness signals a concerning lack of urgency.”

•	“The incumbent board members appear to have missed the need for management attention to investor relations and corporate communications until weeks after the consent solicitation launched.”

•	“Additional representation of shareowners on the board appears necessary in order to align the board's priorities with shareholders.”

With respect to WaterMill’s director candidates, ISS noted:

•	“Dissident nominees Vieser and Weis offer the skill sets that are most closely matched to the company's needs.”

•	“As a former investment banker with restructuring experience, Vieser will be in a position to support the company's capital planning and advise on communicating those plans to shareholders.”

•	“[…] Weis will be able to support the company's strategic planning process and remediation of the internal control weakness.”

Robert Postma, principal and founder of WaterMill, commented:

“WaterMill is pleased that ISS is recommending shareholders vote on the white consent card to facilitate urgent change atop Ziopharm. As we have noted in recent weeks, the Company is currently on the road to financial ruin after years of dismal business decisions, poorly-executed financings, misguided spending and weak corporate oversight. It is very positive that ISS has identified that stronger shareholder representation is needed in the boardroom in order to help Ziopharm correct course and ultimately unlock value. This said, we urge shareholders to go one necessary step further than ISS by voting to elect all three of WaterMill’s director candidates. I firmly believe that my years of experience analyzing and investing in biotechnology businesses represents the ideal complement to Jaime and Holger’s respective skill sets. The three of us have the right mix of experiences to help Ziopharm finally realize the promise of its science for the benefit of shareholders, providers and patients.”

Mr. Vieser and Mr. Weis added:

“We echo Bob’s view that shareholders would be best served if all three of us join Ziopharm’s Board. In addition to being a consummate shareholder advocate, Bob has vast expertise diligencing biotechnology companies’ governance, balance sheets and the commercial prospects of their scientific assets. He also possesses valuable relationships with strategic and financial partners across the industry. We hope that shareholders recognize the importance of installing the full WaterMill slate at this critical juncture in Ziopharm’s business life cycle. This is not a time for half measures.”

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We urge Ziopharm shareholders to consent to all five proposals on the WHITE consent card today by signing, dating and returning it in the postage-paid envelope provided. Please vote each and every WHITE consent card you receive since you may own multiple accounts. If you have already voted a Green revocation card from Ziopharm, a later-dated vote on the WHITE consent card will revoke that vote.

December 11, 2020 is our goal for the submission of written consents. Effectively, this means that you have until December 11, 2020 to consent to the proposals.

You may only consent by voting the WHITE consent card. Please throw away all Green revocation cards you receive.

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Contacts

For Investors:

Saratoga Proxy Consulting
John Ferguson / Joe Mills, 212-257-1311
jferguson@saratogaproxy.com / jmills@saratogaproxy.com

For Media:

Profile
Greg Marose / Charlotte Kiaie, 347-343-2999
gmarose@profileadvisors.com / ckiaie@profileadvisors.com

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Item 2: Also On November 25, 2020, Watermill posted the following materials to www.FixZiopharm.com: